As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation or organization)	75-2912166 (I.R.S. Employer Identification Number)

5556 Tennyson Parkway Plano, Texas 75024 (Address, including zip code, of registrant’s principal executive offices)	(972) 403-8300 (Telephone number, including area code, of registrant’s principal executive offices)

METASOLV, INC.

LONG-TERM INCENTIVE PLAN

Mr. Glenn Etherington

Chief Financial Officer

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, Texas 75024

(972) 403-8300

(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $.005 per share	1,928,835	$2.98	$5,747,928	$728.26

(1)	This Registration Statement includes any additional shares of the registrant’s Common Stock that may be issued pursuant to antidilution provisions contained in the plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the registrant’s Common Stock on February 10, 2004 as reported on the NASDAQ National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 relating to the Registrant’s Long-Term Incentive Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed registration statement on Form S-8 relating to the Long-Term Incentive Plan is effective. Pursuant to Instruction E of Form S-8, the contents of such earlier registration statement, as amended by Post Effective Amendment No. 1 to such registration statement, file no. 333-91233, which were filed with the Commission on November 18, 1999 and January 2, 2001, respectively, including reports under the Securities Exchange Act of 1934, as amended, that the Registrant filed after the date of the Registration Statement to maintain current information about the Registrant, are incorporated by reference in this Form S-8 Registration Statement.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MetaSolv, Inc.[1]

4.2	By-Laws of MetaSolv, Inc.[2]

4.3	Rights Agreement, dated as of October 24, 2001, between the Company and Mellon Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C.[3]

4.4	MetaSolv, Inc. Long-Term Incentive Plan[4]

5	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Opinion of Vinson & Elkins L.L.P. (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page hereto)

[1]	Incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 filed on August 13, 2001 (File No. 333–67428).
[2]	Incorporated by reference herein to Exhibit 3.2 to the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2000 filed on March 29, 2001 (File No. 000-28129).
[3]	Incorporated by reference herein to Exhibit 4.1 to the Company’s Form 8-A dated October 25, 2001 (File No. 000-28129).
[4]	Incorporated by reference herein to Exhibit 10.4 to the Company’s Registration statement on form S-1 filed on September 10, 1999 (File No. 333-86937).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 10th day of February, 2004.

MetaSolv, Inc.

By:	/s/ T. Curtis Holmes, Jr.

T. Curtis Holmes, Jr. Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints T. Curtis Holmes, Jr. and Glenn Etherington, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of MetaSolv, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on the dates as set forth below.

Signature	Title	Date

/s/ T. Curtis Holmes, Jr. T. Curtis Holmes, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	February 10, 2004

/s/ Glenn A. Etherington Glenn A. Etherington	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2004

/s/ James P. Janicki James P. Janicki	Director	February 10, 2004

/s/ Royce J. Holland Royce J. Holland	Director	February 10, 2004

/s/ Lawrence J. Bouman Lawrence J. Bouman	Director	February 10, 2004

/s/ John E. Berndt John E. Berndt	Director	February 10, 2004

/s/ Terry L. Scott Terry L. Scott	Director	February 10, 2004

/s/ John W. White John W. White	Director	February 10, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MetaSolv, Inc.[1]

4.2	By-Laws of MetaSolv, Inc.[2]

4.3	Rights Agreement, dated as of October 24, 2001, between the Company and Mellon Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C.[3]

4.4	MetaSolv, Inc. Long-Term Incentive Plan[4]

5	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Opinion of Vinson & Elkins L.L.P. (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page hereto)

[1]	Incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 filed on August 13, 2001 (File No. 333–67428).
[2]	Incorporated by reference herein to Exhibit 3.2 to the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2000 filed on March 29, 2001 (File No. 000-28129).
[3]	Incorporated by reference herein to Exhibit 4.1 to the Company’s Form 8-A dated October 25, 2001 (File No. 000-28129).
[4]	Incorporated by reference herein to Exhibit 10.4 to the Company’s Registration statement on form S-1 filed on September 10, 1999 (File No. 333-86937).